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                                                                                               Exhibit 21
                                            ONIX SYSTEMS INC.

                         Subsidiaries of the Registrant
      At February 28, 1999, the Registrant owned the following companies:

                                                                      STATE OR             REGISTRANT'S
                                                                   JURISDICTION OF     PERCENT OF OWNERSHIP
                             NAME                                   INCORPORATION
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  Brandt Instruments, Inc.                                            Delaware                  100
  CAC Inc.                                                            Delaware                  100
    Flow Automation Inc.                                                Texas                   100
    Lots 82 and 83, Inc.                                              Louisiana                 100
    Mid-South Power Systems, Inc.                                     Louisiana                 100
    Mid-South Controls & Services, Inc.                               Louisiana                 100
    Thermo Instrument Controls de Mexico, S.A. de C.V.                 Mexico                   100
    (1% of which shares are owned directly by ONIX Systems Inc.)
  ONIX Process Analysis Inc.                                            Texas                   100
  OnIX Holdings Limited                                                England                  100
    CAC Limited                                                   England and Wales             100
    ONIX Measurement Limited                                      England and Wales             100
      Peek Environmental Limited                                  England and Wales             100
      Sarasota Data Products Limited                              England and Wales             100
      Sarasota Instrumentation Limited                            England and Wales             100
    VG Gas Analysis Limited                                       England and Wales             100
  Polysonics, Inc.                                                      Texas                   100
  TN Spectrace Europe B.V.                                           Netherlands                100
  TN Technologies Inc.                                                  Texas                   100
    Kay-Ray/Sensall, Inc.                                             Delaware                  100
    TN Technologies Canada Inc.                                        Canada                   100
  Westronics Inc.                                                       Texas                   100
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